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                                                                    Exhibit 99.8

                                                                  EXECUTION COPY

                              MANAGEMENT AGREEMENT

                  This Management Agreement is made as of August 19, 2002, among Agrilink Foods, Inc., a New York corporation (the "Company"), Agrilink Holdings Inc., a Delaware corporation ("Holdings Inc.") and Vestar Capital Partners ("Vestar").

                  WHEREAS, Vestar, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, investment, acquisitions and other matters relating to the business of the Company and its subsidiaries; and

                  WHEREAS, each of Holdings Inc. and the Company desires to avail itself, for the term of this Agreement, of the expertise of Vestar in the aforesaid areas, in which it acknowledges the expertise of Vestar.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

         1. Appointment. Each of Holdings Inc. and the Company hereby appoints Vestar to render the advisory and consulting services described in Section 2 commencing upon the Closing Date (as defined in Section 3(b)).

         2. Services. Vestar hereby agrees that, commencing upon the Closing Date, it shall render to each of Holdings Inc. and the Company (and their subsidiaries) by and through such of Vestar's officers, employees, agents, representatives and affiliates as Vestar, in its sole discretion, shall designate from time to time, advisory and consulting services in relation to the affairs of Holdings Inc. and the Company (and their subsidiaries) in connection with strategic financial planning and other services not referred to in the next sentence, including, without limitation, advisory and consulting services in relation to the selection, supervision and retention of independent auditors, the selection, retention and supervision of outside legal counsel, and the selection, retention and supervision of investment bankers or other financial advisors or consultants. It is expressly agreed that the services to be performed hereunder shall not include (x) investment banking or other financial advisory services rendered by Vestar and its affiliates to Holdings Inc. and the Company (and their subsidiaries) after the Closing Date in connection with acquisitions, divestitures, refinancings, restructurings and similar transactions by Holdings Inc. and the Company (and their subsidiaries) or (y) full or part-time employment by any of the Company and its subsidiaries of any employee or partner of Vestar or any of its affiliates, in each case, for which Vestar and its affiliates shall be entitled to receive additional compensation.

         3. Fees. (a) In consideration of the services contemplated by Section 2, subject to the provisions of Section 6, Holdings Inc. and the Company and their respective successors hereby jointly and severally agree to pay to Vestar a per annum management fee (the "Fee") equal to the greater of (i) $1,000,000 and (ii) an amount per annum equal to 0.70% of Consolidated EBITDA (as defined in the Credit Agreement dated as of August 19, 2002 by and among the lenders from time to time party thereto, the Company, Holdings Inc. and certain of the subsidiaries of the Company, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time) before deducting the Fee payable pursuant to this




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Section 3 ("Adjusted EBITDA"), commencing at the Closing Date. For the period from the Closing Date through December 31, 2002, the Fee shall be based on clause (i) above and shall be pro rated based on the number of days in such period and shall be payable in full on the Closing Date. For all periods beginning after December 31, 2002, the fee shall be payable semi-annually in advance on January 1 and July 1 based on the greater of clause (i) above and 0.70% of that fiscal year's Adjusted EBITDA. As payments will be made prior to final determination of the fiscal year's Adjusted EBITDA, the prior fiscal year's Adjusted EBITDA (or management's best estimate of such in the case of the July 1 payment) may be used, provided that the Fee is adjusted for any fiscal year promptly following the determination of Adjusted EBITDA for such fiscal year or on termination of this Agreement. All references to "per annum" or "annual" herein refer to the fiscal year of the Company.

                  (b) Holdings Inc. and the Company and their respective successors also hereby jointly and severally agree to pay Vestar at the time of the closing (the "Closing Date") of the transactions contemplated by the Unit Purchase Agreement dated as of June 20, 2002 among the Company, Vestar/Agrilink Holdings LLC, a Delaware limited liability company, and Pro-Fac Cooperative, Inc., a New York agricultural cooperative corporation (as amended from time to time in accordance with its terms, the "Purchase Agreement"), a transaction fee equal to $8,000,000 plus all of the Out-of-Pocket Expenses (as defined in Section 4) incurred by or on behalf of Vestar prior to the Closing Date for services rendered by Vestar in connection with the consummation of the transactions contemplated by the Purchase Agreement.

                  (c) As contemplated by Section 4.1(d) of the Securityholders Agreement dated as of the date hereof, Vestar shall be entitled to be paid customary and reasonable fees by Holdings Inc. and the Company and their respective successors for any investment banking services provided by it in connection with a Sale of the Company (as defined in such Securityholders Agreement).

         4. Reimbursements. In addition to the Fee, Holdings Inc. and the Company hereby jointly and severally agree, at the direction of Vestar, to pay directly or reimburse Vestar for its reasonable Out-of-Pocket Expenses incurred after the Closing Date in connection with the services described in Section 2. For the purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the amounts paid by or on behalf of Vestar in connection with the services contemplated hereby, including (but not limited to) (i) reasonable fees and disbursements of any independent professionals and organizations, including independent auditors and outside legal counsel, investment bankers or other financial advisors or consultants, (ii) reasonable costs of any outside services or independent contractors, such as financial printers, couriers, business publications or similar services, (iii) reasonable transportation, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations, and (iv) bank ticking or other similar fees in connection with any proposed financing for Holdings Inc., the Company and/or any of the Company's subsidiaries. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon, or as soon as practicable after, presentation by Vestar of the statement in connection therewith.

         5. Indemnification. Holdings Inc. and the Company hereby jointly and severally agree to indemnify and hold harmless Vestar and its affiliates, partners, members, officers, directors, employees, agents, representatives and stockholders (each being an "Indemnified

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Party") from and against any and all losses, claims, damages and liabilities of whatever kind or nature, joint or several, absolute, contingent or consequential, to which such Indemnified Party may become subject under any applicable federal or state law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the services contemplated by this Agreement or the engagement of Vestar pursuant to, and the performance by Vestar of the services contemplated by, this Agreement. Holdings Inc. and the Company hereby jointly and severally agree to reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto. Holdings Inc. and the Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of Vestar.

         6. Term. This Agreement shall become effective as of the Closing Date and shall terminate at such time after the Closing Date as Vestar Capital Partners IV, L.P., a Delaware limited partnership, and the partners therein and the affiliates thereof, in the aggregate, hold directly or indirectly, through Agrilink Holdings LLC or otherwise, less than 20% of the voting power of the Company's outstanding voting stock. The provisions of Sections 4, 5, 7 and 8 and the joint and several obligation of Holdings Inc. and the Company to pay Fees accrued during the term of this Agreement pursuant to Section 2 shall survive the termination of this Agreement.

         7. Permissible Activities. Subject to all applicable provisions of New York law that impose fiduciary duties upon Vestar or its partners, members or affiliates, nothing herein shall in any way preclude Vestar or its partners, members, officers, employees or affiliates from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Company.

         8. General. (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by any party from any such provision, shall in any event be effective unless the same shall be in writing and signed by the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed to be the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

If to Vestar:                 Vestar Capital Partners
                              245 Park Avenue, 41st Floor
                              New York, New York  10167

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                               Attention:  David M. Hooper and General Counsel

If to Holdings Inc. or the     c/o Vestar Capital Partners
Company:                       245 Park Avenue, 41st Floor
                               New York, New York  10167
                               Attention: David M. Hooper and General Counsel

In any case,                   Kirkland & Ellis
with copies to:                Citigroup Center
                               153 East 53rd Street
                               New York, New York 10022
                               Attention: Michael Movsovich

                  (c) This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

                  (d) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto. This Agreement shall inure to the benefit of, and be binding upon, Vestar, the Indemnified Parties, Holdings Inc., the Company and their respective successors and assigns.

                  (e) This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts; each set of counterparts showing execution by all parties shall be deemed an original and shall constitute one and the same instrument.

                  (f) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

                                     * * * *

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                                                                    Exhibit 99.8

                                                                  EXECUTION COPY


                  IN WITNESS WHEREOF, the parties have caused this Management Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.

                        VESTAR CAPITAL PARTNERS

                        By its General Partner:

                        By: /s/ David Hooper
                            ------------------------------
                            Name: David Hooper
                            Title: Managing Director


                        AGRILINK FOODS, INC.

                        By: /s/ Earl L. Powers
                            ------------------------------
                            Name: Earl L. Powers
                            Title: Vice President and Chief Financial Officer


                        AGRILINK HOLDINGS INC.

                        By: /s/ Earl L. Powers
                            ------------------------------
                            Name: Earl L. Powers
                            Title: Vice President and Chief Financial Officer


                        AGRILINK HOLDINGS LLC

                        By: /s/ Earl L. Powers
                            ------------------------------
                            Name: Earl L. Powers
                            Title: Vice President and Chief Financial Officer